Exhibit 22.1
List of Subsidiary Issuers of Guaranteed Securities
As of June 30, 2026:
CRH SMW Finance Designated Activity Company, an indirect wholly owned finance subsidiary of CRH public limited company that is incorporated under the laws of Ireland, is the issuer of the following securities, which are fully and unconditionally guaranteed by CRH public limited company:
•5.200% Guaranteed Notes due 2029
•5.125% Guaranteed Notes due 2030
CRH America, Inc., a wholly owned consolidated subsidiary of CRH public limited company that is incorporated under the laws of the State of Delaware, is the issuer of the following securities, which are fully and unconditionally guaranteed by CRH public limited company:
•6.400% Notes due 2033
CRH America Finance, Inc., an indirect wholly owned finance subsidiary of CRH public limited company that is incorporated under the laws of the State of Delaware, is the issuer of the following securities, which are fully and unconditionally guaranteed by CRH public limited company:
•4.400% Guaranteed Notes due 2031
•5.400% Guaranteed Notes due 2034
•5.500% Guaranteed Notes due 2035
•5.000% Guaranteed Notes due 2036
•5.875% Guaranteed Notes due 2055
•5.600% Guaranteed Notes due 2056